EXHIBIT A

                            DIMENSIONAL VISIONS, INC.

                             1999 STOCK OPTION PLAN

SECTION 1. PURPOSE

     The purpose of Dimensional Visions, Inc.'s 1999 Stock Option Plan (the "Plan") is to advance the interest of Dimensional Visions, Inc. (the "Company") by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees of the Company. In addition, the Plan is intended to aid the Company in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company.

SECTION 2. DEFINITIONS

     "Business Day" means a day on which the NASDAQ is open for securities trading.

     "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 ("1934 Act") as in effect on January 1, 1999, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act as in effect on January 1, 1999) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the share owners of the Company approve any merger or consolidation as a result of which the DVUI Common Stock (as defined below) shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the share owners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were share owners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

     "ISO" means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     "DVUI Common Stock" means Dimensional Visions, Inc. Common Stock, par value $.001 per share.

     "NSO" means a stock option that does not constitute an ISO.

     "Options" means ISOs and NSOs granted under this Plan.

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SECTION 3. OPTIONS

     The Company may grant ISOs and NSOs to those persons meeting the eligibility requirements in Section 6.

SECTION 4. ADMINISTRATION

     The Plan shall be administered by the Board of Directors. No person, other than members of the Board of Directors, shall have any discretion concerning decisions regarding the Plan. The Board shall determine the key employees of the Company (including officers, whether or not they are directors) to whom, and the time or times at which, Options will be granted; the number of shares to be subject to each Option; the duration of each Option; the time or times within which the Option may be exercised; the cancellation of the Option (with the consent of the holder thereof); and the other conditions of the grant of the Option, at grant or while outstanding, pursuant to the terms of the Plan. The provisions and conditions of the Options need not be the same with respect to each optionee or with respect to each Option.

     The Board may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options granted hereunder by the Board, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, the Board, officers and the affected employees of the Company, optionees and the respective successors in interest of any of the foregoing.

SECTION 5. STOCK

     The DVUI Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued DVUI Common Stock or from the Company's treasury shares. The total number of shares of DVUI Common Stock that may be issued or transferred under the Plan pursuant to Options granted thereunder may not exceed 1,500,000 shares (subject to adjustment as described below). Such number of shares shall be subject to adjustment in accordance with
Section 5 and Section 11. DVUI Common Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan.

SECTION 6. ELIGIBILITY

     Options may be granted to employees and directors of the Company.

SECTION 7. AWARDS OF OPTIONS

     Except as otherwise specifically provided in this Plan, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Price. The option price will be 100% of the fair market value of the DVUI Common Stock on the date of grant. The fair market value of a share of DVUI Common Stock shall be the average of the high and low market prices at which a share of DVUI Common Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading date, as reported on the NASDAQ Transactions listing.

     (b) Payment. The option price shall be paid in full at the time of exercise. Payment must be in cash.

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     (c) Exercise May Be Delayed Until Withholding is Satisfied. The Company may
refuse to exercise an Option if the optionee has not made arrangements satisfactory to the Company to satisfy the tax withholding which the Company determines is necessary to comply with applicable requirements.

     (d) Duration of Options. The duration of Options shall be determined by the Board, but in no event shall the duration of an ISO exceed ten (10) years from the date of its grant or the duration of an NSO exceed fifteen (15) years from the date of its grant.

     (e) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Board shall determine appropriate from time to time, including vesting provisions; provided, however, that, except in the event of a Change in Control or the disability or death of the optionee, no Option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option is granted. The grant of an Option to any employee shall not affect in any way the right of the Company to terminate the employment of the holder thereof.

     (f) ISOs. The Board, with respect to each grant of an Option to an optionee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

     The aggregate fair market value (determined in each instance on the date on which an ISO is granted) of the DVUI Common Stock with respect to which ISOs are first exercisable by any optionee in any calendar year shall not exceed $250,000 for such optionee. If any subsidiary of the Company shall adopt a stock option plan under which options constituting ISOs may be granted, the fair market value of the stock on which any such incentive stock options are granted and the times at which such incentive stock options will first become exercisable shall be taken into account in determining the maximum amount of ISOs which may be granted to the optionee under this Plan in any calendar year.

SECTION 8. NONTRANSFERABILITY OF OPTIONS

     No Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the Option shall be exercisable only by the optionee personally or by the optionee's legal representative.

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SECTION 9. EFFECT OF TERMINATION  OF EMPLOYMENT,  OTHER CHANGES OF EMPLOYMENT OR
EMPLOYER STATUS, DEATH, RETIREMENT OR A CHANGE IN CONTROL

       EVENT                      IMPACT ON VESTING                IMPACT ON EXERCISE PERIOD
       -----                      -----------------                -------------------------
Employment terminates        All options become immediately      Option expiration date provided
upon Disability              vested                              in grant continues to apply

Employment terminates        Option held at least 12 full        Option expiration date provided
upon Retirement              calendar months become              in grant continues to apply
                             immediately vested; options held
                             less than 12 full calendar months
                             are forfeited

Employment terminates        All options become immediately      Right of executor, administrator
upon death                   vested                              of estate (or other transferee
                                                                 permitted by Section 8)
                                                                 terminates on earlier of (1) 12
                                                                 months from the date of death,
                                                                 or (2) the expiration date
                                                                 provided in the Option

Employment terminates        All options become immediately      Option expiration date provided
upon Change in Control       vested                              in grant continues to apply

Termination of employment    Unvested options are forfeited      Expires upon earlier of 6 months
for other reasons (Optionees                                     from termination date or option
should be aware that the                                         expiration date provided in grant
receipt of severance does
not extend their termination
date)

US military leave            Vesting continues during leave      Option expiration date provided
                                                                 in grant continues to apply

US FMLA leave of             Vesting continues during leave      Option expiration date provided
absence                                                          in grant continues to apply

     In the case of other leaves of absence not specified above, optionees will be deemed to have terminated employment (so that options unvested will expire and the option exercise period will end on the earlier of 6 months from the date the leave began or the option expiration date provided in the grant), unless the Board identifies a valid business interest in doing otherwise in which case it may specify what provisions it deems appropriate in its sole discretion; provided that the Board shall have no obligation to consider any such matters.

     Notwithstanding the foregoing provisions, the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of an optionee's termination on the expiration or exercisability of Options at the time of grant or (with the consent of the affected optionee) outstanding Options. However, no Option can have a term of more than fifteen years.

SECTION 10. NO RIGHTS AS A SHARE OWNER

     An optionee or a transferee of an optionee pursuant to Section 8 shall have no right as a share owner with respect to any DVUI Common Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such DVUI Common Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such DVUI Common Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of DVUI Common Stock acquired pursuant to the Option.

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
SECTION 11. ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION PRICE

     In the event there is any change in the shares of DVUI Common Stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of DVUI Common Stock available for Options as well as the number of shares of DVUI Common Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor.

SECTION 12. AMENDMENTS, MODIFICATIONS AND TERMINATION OF THE PLAN

     The Board may terminate the Plan at any time. From time to time, the Board may suspend the Plan, in whole or in part. From time to time, the Board may amend the Plan, in whole or in part, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the share owners of the Company. However, in no event may additional shares of DVUI Common Stock be allocated to the Plan or any outstanding option be repriced or replaced without share-owner approval. Without limiting the foregoing, the Board of Directors may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the 1934 Act.

     No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Board may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Board that such amendment or modification is in the best interest of holders of outstanding Options affected thereby. Grants of ISOs may be made under this Plan until November 15, 2009 or such earlier date as this Plan is terminated, and grants of NSOs may be made until all of the 1,500,000 shares of DVUI Common Stock authorized for issuance hereunder (adjusted as provided in Sections 5 and 11) have been issued or until this Plan is terminated, whichever first occurs. The Plan shall terminate when there are no longer Options outstanding under the Plan, unless earlier terminated by the Board.

SECTION 13. GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Arizona and construed in accordance therewith.

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